1301 Avenue of the Americas, 40th Floor New York, NY 10019-6022 PHONE 212.999.5800 FAX 212.999.5899 www.wsgr.com

Exhibit 5.1

October 31, 2019

Oyster Point Pharma, Inc.

202 Carnegie Center, Suite 109

Princeton, New Jersey 08540

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Oyster Point Pharma, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,754,513 shares of Common Stock reserved for issuance pursuant to the 2019 Equity Incentive Plan, (ii) 22,000 shares of Common Stock which are subject to currently outstanding options under the 2019 Equity Incentive Plan, (iii) 23,125 shares of Common Stock which are subject to currently outstanding restricted stock units under the 2019 Equity Incentive Plan, (iv) 270,000 shares of Common Stock reserved for issuance pursuant to the 2019 Employee Stock Purchase Plan and (v) 2,752,846 shares of Common Stock which are subject to currently outstanding options under the 2016 Equity Incentive Plan, as amended (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati, P.C. WILSON SONSINI GOODRICH & ROSATI Professional Corporation

AUSTIN    BEIJING    BOSTON    BRUSSELS     HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE